EXHIBIT 10.2

AMENDMENT NO. 1

TO

REORGANIZATION AGREEMENT

THIS AMENDMENT NO. 1 TO REORGANIZATION AGREEMENT (this “Amendment”) is entered into as of November 5, 2003 by and between Nexstar Broadcasting Group, L.L.C., a Delaware limited liability company (“Nexstar”), and Quorum Broadcast Holdings, LLC, a Delaware limited liability company (“Quorum” and, together with Nexstar, the “Parties”).

The Parties are the parties to a Reorganization Agreement dated as of September 12, 2003 (the “Merger Agreement”). The Parties have agreed to amend the terms of the Merger Agreement as set forth in this Amendment. Each capitalized term that is used and not otherwise defined in this Amendment has the meaning that the Merger Agreement assigns to that term.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which they hereby acknowledge, the Parties agree as follows:

1. Additional Definition. The Parties agree that, as used in the Merger Agreement and this Amendment, the term “Quorum Common Units” means the membership interests of Quorum that are designated as either “Class A Units,” “Class B Units” or “Class E Units” of Quorum pursuant to the Quorum LLC Agreement.

2. Pro Forma Effect to Evansville Sale. The Parties agree that, notwithstanding Section 1.11 of the Merger Agreement, so long as the Evansville Sale Agreement is in full force and effect on the Closing Date, the respective quantities of Quorum Merger Shares and Nexstar Merger Shares will be determined on a pro forma basis, as if the Evansville Sale had been consummated (with a resulting reduction in the Trailing BCF of Quorum) and as if $43,000,000 in related proceeds were applied to indebtedness outstanding under the Quorum Senior Facility. No additional Quorum Merger Shares will be issuable by reason of the consummation of the Evansville Sale after the Merger.

3. Redemption of Additional Quorum Common Units. Notwithstanding Section 1.1(c) of the Merger Agreement, on the date of (but prior to) the Merger: (i) Quorum LLC will issue Quorum Common Notes that are payable in full upon the consummation of the IPO and that have an aggregate principal amount equal to the aggregate Redemption Price of all Quorum Common Units that are held by Persons other than an ABRY Fund (the “Non-ABRY Quorum Common Holders”), and (ii) Quorum will redeem from each Non-ABRY Quorum Common Holder all of the outstanding Quorum Common Units held by such Holder, by transferring to such Holder a Quorum Common Note having a principal amount equal to the aggregate Redemption Price of the Quorum Common Units held by such Holder (the “Non-ABRY Quorum Common Units”).

4. Accrued Quorum Management Fees.

(a) Amount. The Parties agree that the amount of the unpaid management fees owed by Quorum and its Subsidiaries to ABRY Partners, LLC under the Amended and Restated Management and Consulting Services Agreement dated as of April 16, 1999 among ABRY Partners, LLC (as successor to ABRY Partners, Inc.), Quorum, Quorum Inc. and Quorum LLC (the “Quorum Management Agreement”) is $1,123,219, which amount the Parties have taken into account in accordance with the terms of the Merger Agreement in determining the amounts set forth in Section 5(c) of this Amendment.

(b) Payment. The Parties agree that, immediately after the Merger, Nexstar will satisfy the obligations of Quorum Inc. and Quorum LLC to pay such amount by issuing to ABRY Partners, LLC a number of shares of Class C Common Stock of the Surviving Company that is equal to the quotient of $1,123,219 divided by actual IPO Price.

(c) Acceptance. By its execution of a counterpart of this Amendment as provided on the attached signature page, ABRY Partners, LLC agrees to accept such shares in lieu of cash in full payment of all unpaid accrued management fees owing under the Quorum Management Agreement as of the Closing Date.

5. Merger Consideration.

(a) Defined Terms. As used in this Amendment, the term “Quorum Preferred Merger Shares” means the portion of the Quorum Merger Shares that will be distributed by Quorum to the holders of Series B Preferred Units of Quorum, and the term “Quorum Common Merger Shares” means the remainder of the Quorum Merger Shares (i.e., the Quorum Merger Shares that will be distributed by Quorum to holders of other membership interests of Quorum after taking into account the redemptions of Quorum membership interests contemplated by the Merger Agreement and by this Amendment).

(b) Consideration for Quorum Junior Preferred. The Parties have agreed that the number of Quorum Preferred Merger Shares will equal the quotient of $42,463,816 divided by the actual IPO Price, and such shares will be distributed by Quorum to the holders of the Series B Preferred Units of Quorum (pro rata, based on the number of such Units held by such holders) in full redemption of such Units. By its execution of a counterpart of this Amendment as provided on the attached signature page, ABRY Broadcast Partners III, L.P., which holds all of the outstanding Series B Preferred Units of Quorum, agrees to accept such shares in lieu of cash in full redemption of such Units, notwithstanding the continuing accrual of Yield on such Units in accordance with the terms of the Quorum LLC Agreement after the date of this Amendment.

(c) Quorum Common Consideration. The Parties have agreed pursuant to Section 1.5(e) of the Merger Agreement (taking into account the terms of the Merger Agreement, as modified by this Amendment, and the amounts relevant to the computation of the number of Quorum Merger Shares to be issued) that, if no Quorum Common Units were redeemed prior to the Merger and if the IPO Price were $15.00, the number of Quorum Common Merger Shares would be $8,303,027. Accordingly, the Parties have determined that the aggregate Redemption

Price for the Non-ABRY Quorum Common Units will be $1,436,732, and the Quorum Common Merger Consideration will consist of 457,753 shares of common stock of the Surviving Company, which shares Quorum will distribute after the Merger in accordance with the Quorum LLC Agreement. The aggregate Redemption Price for the Non-ABRY Quorum Common Units will be allocated among such Quorum Common Units pro rata, based on the Unreturned Paid-In Capital or Unreturned Level I Paid-In Capital (as applicable) for each such Unit (with the terms “Unreturned Paid-In Capital” and “Unreturned Level I Paid-In Capital” having the respective meanings that the Quorum LLC Agreement assigns to those terms).

6. Amendment of Merger Agreement. The Parties agree that the Merger Agreement is hereby amended ion all respects as may be necessary in order to give effect to the provisions of Sections 1 through 5 of this Amendment. In addition, the definition of the term “Quorum Merger Shares” set forth in the Definitions Schedule attached to the Merger Agreement is hereby amended by changing the reference to “Section 1.4(a)” therein to “Section 1.5(a).” Except as provided in the preceding two sentences, the Merger Agreement remains in full force and effect.

7. Miscellaneous. The provisions of Sections 8.1, 8.3, 8.4 and 8.6 through 8.14 of the Merger Agreement are hereby incorporated in this Amendment by this reference; provided that, as used in such Sections as incorporated in this Amendment, the term “this Agreement” will refer to this Amendment and not to the Merger Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Reorganization Agreement as of the date specified above.

NEXSTAR BROADCASTING GROUP, L.L.C.

By:	/S/ PERRY A. SOOK

Its:	President

QUORUM BROADCAST HOLDINGS, LLC

By:	/S/ J. DANIEL SULLIVAN

Its:	President

Agreed, as set forth in Section 4 above:

ABRY PARTNERS, LLC

By:	/S/ ROYCE YUDKOFF

Its:	President

Agreed, as set forth in Section 5(c) above:

ABRY BROADCAST PARTNERS III, L.P.
By ABRY Equity Investors, its General Partner
By ABRY Holdings III, LLC, its General Partner
By ABRY Holdings III Co., its Sole Member

	By:	/S/ ROYCE YUDKOFF

	Its:	President

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